World Wide Wireless Communications, Inc. and Digital Way, S.A.




     AGREEMENT FOR PURCHASE OF ALL OUTSTANDING SHARES OF DIGITAL WAY, S. A.

                                       BY

                     WORLD WIDE WIRELESS COMMUNICATIONS,INC.

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This is an  agreement  ("Agreement")  made by and between  DIGITAL  WAY,  S.A, a
Peruvian company represented herein by its President and Chief Executive Officer JOSE A. DeIZCUE (hereinafter referred to as "SELLERS"), and WORLD WIDE WIRELESS COMMUNICATIONS, INC (W3COM), a company duly organized under the laws of the State of Nevada, United States of America, and having its registered office at 520 Third Street, Suite 101, Oakland CA., herein represented by its manager DOUGLAS HAFFER, its President and Cief Executive Officer (hereinafter referred to as "BUYER")

WITNESSETH that the parties hereto hereby as follows:

1. CONSIDERING

1.1. Whereas Sellers are the only holders of rights to the whole of the shares representing the capital of the private limited liability company operating under the corporate name DIGITAL WAY, S.A., a company incorporated under the laws of Peru, and having its registered office located at Sebastian Telleria 308, San Isidro, Lima, 27 Peru (hereinafter referred to as "DWSA");

1.2. Whereas DWSA holds all necessary concessions and licenses to provide Local Carrier services in Lima/Callao, Peru by using their 16 MHz MMDS spectrum license at 2.3 - 2.5 GHz range and microwave licenses at 7.1-7.7 GHz, and that it has certain nation wide and international long-distance concessions and value added licenses as more fully described in Annex B

1.3. Whereas DWSA is attempting to secure additional MMDS spectrum for Lima/Callao and at least five additional cities throughout Peru to total 32MHz of spectrum therein;

1.4. Whereas SELLERS wish to assign and transfer the whole of the shares they hold in DWSA to the BUYER, with further rights and privileges under certain circumstances and with the terms and conditions stated in this instrument;

1.5. Whereas BUYER has rights to operating and frequency licenses for eight (8) cities in Argentina, is currently operating a start-up wireless Internet access system in the USA, holds licenses for MMDS frequencies in the USA and in Africa, and has applied for similar licenses in several countries in Europe;


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1.6.  Whereas BUYER has interests in  developing  business in Peru  specifically exploiting  opportunities in Broadband Wireless Access services in the MMDS (2.5
GHz) bands, and wish to buy the referred shares of DWSA;

1.7. Whereas BUYER agrees, upon signature of this instrument, to assume principal responsibility for raising sufficient funds to deploy a Broadband Wireless Access business in Latin America as it will be defined in its Business Plan;

1.8. Whereas BUYER is interested in entering and agreement with the current management to assist in the operation of DWSA in Peru considering their management experience, structure and office allowing for quick implementation of business activities within Peru

1.9. Therefore BUYER and SELLERS agree to enter into this Agreement to develop Broadband Wireless Access operations.

2. SCOPE

2.1. This Agreement sets forth the terms and conditions applicable to the purchase by BUYER and the sale, transfer, convey and deliver by the SELLERS of the SELLERS' shares, rights, and title of DWSA, including but not limited to goodwill, authorizations, licenses, contracts, agreements books, records.

2.2. Any ANNEX may, by mutual agreement in writing between BUYER and SELLERS, be included or amended from time to time to incorporate any clause.

2.3. ANNEXES are only valid if signed and dated by BUYER and SELLERS or their legitimate trustees.

2.4. The SELLERS undertake to assign and transfer all of the shares of DWSA with all rights and privileges which they hold in DWSA, identified hereunder, to the BUYER under the terms and conditions contained herein.

2.5. Except as otherwise provided in this agreement BUYER shall assume all the rights and liabilities of DWSA.

2.6. The transfer of shares shall not have to be implemented in the event that the analysis of the documentation related to DWSA or to BUYER discloses a fact that prevents, renders difficult or encumbers with additional liens the firm and valuable transfer thereof.


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2.10.  The Effective  Date of the present  agreement and the related  agreements that parties may conclude shall take place at 3:00 P.M, at Oakland, California, on February 29, 2000 other place as shall be mutually agreed upon by parties. The date on which the execution shall occur is referred to in this agreement as Execution Date. Parties shall determine upon this date the specific conditions and terms of ANNEXES and related agreements or complements as such but not limited to covenants not to compete, dispute resolution procedure, cooperation on claims, change of name, among others.

2.11. Execution of this Agreement shall be performed in as many as 3 stages and under certain conditions as stated in ANNEX A.

2.12. Within 10 days of the Effective Date, the parties hereto shall execute the relevant instrument of amendment to DWSA articles of association. This date can be renewed with the agreement of both Parties.

2.13. Parties hereto undertake to execute all instruments necessary to carry out the assignment and transfer of shares and authorizations of DWSA providing for SELLERS right to manage, under the terms to be adopted by the Parties and the least tax impact possible to the companies and individuals involved.

3. SPECIFICATIONS

3.1. The full force and effect of this Agreement, including the transfer of shares, depend on the conditions stated below:

     (a) Approval by Peruvian authorities of modification of shareholders of DWSA.

     (b) Approval by Board and/or shareholders of BUYER and SELLER.

3.2. SELLERS hereby agrees to file with the any required Peruvian agency, the final documents of transfer of the shares, upon completion of all requirements outlined in clause 3.1

3.3. Upon completion of all requirements outlined in clause 3.1 and other relevant clauses of the Agreement, Parties shall execute all acts, agreements and documents and comply with all other requirements under the relevant legislations, approve the transfer of the shares.

3.4 As soon as the transfers of shares are executed Parties agree to communicate the fact to clients, users and third parties undertaking to fully comply with the terms and conditions of the agreements presently in force and pursuant the terms and conditions to be defined in the execution agreement.

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4        COVENANTED PRICE AND PAYMENT TERMS:

4.1. The total, certain and covenant price and payment terms of the assignment of shares is defined in ANNEX A. WWWC shall agree that, if on the first anniversary after the closing date of the definitive agreement, the share price of WLGS' common stock should be less than on said closing date, WLGS will issue additional shares to Sellers to assure that the value of those shares at the end of the year shall be equal to at least $900,000, $1,250,000, or $1,500,000 depending on whether DWSA had, by that time, fulfilled Phase I, II, or III. If at any time within Two (02) years of the signing of the definitive agreement, Phase I, II and III are fulfilled, DWSA will be entitled to full compensation by wwwc as detailed in Annex A

4.2. The total price shall take into consideration the transferring of all shares and the total business and is formed by a composition of investments, to develop the business, and the price of shares.

4.3. The price of shares of DWSA were based on an evaluation and consideration of:

     (a)  Circuits and Network licenses held by DWSA

     (b)  Knowledge of MMDS and broadband wireless access markets in Peru

     (c)  Contacts  with  Peruvian  businesses,   regulators,   legislative  and
          financial entities and knowledge of Peruvian markets and contacts;

     (d)  DWSA does not have debt or any significant liabilities.

4.4. The prices and payments shall be defined in ANNEX A

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5. CURRENCY

5.1. All payments to SELLERS shall be executed in US Dollars (USD). The payments must be available to the SELLERS on their account to be supplied on the respective due dates specified in this Agreement.

6. INDIRECT DAMAGES

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6.1.  The  Parties  are  not  entitled  to be  reimbursed  for any  indirect  or consequential loss or damages such as lost profits, loss of use or loss of data whether due to a breach against the other Party's obligations under this Agreement.

7. DEFAULT

7.1. Failure by any Party to comply with any material term or condition under this Agreement shall entitle the non-breaching party to give the defaulting Party written notice of such default. If the defaulting Party has not cured such default within 15 days after receipt of notice the non breaching Party shall be entitled, in addition to all other remedies, unless limited by this agreement to terminate this Agreement by giving notice to take effect immediately.

7.2. Provided that if SELLERS terminate this agreement by reason of any default by BUYER, SELLERS shall be entitled to a termination fee equal to the amount paid by BUYER to date of termination.

7.3. In event that the Effective Date of this Agreement is performed, subject to the terms hereof and stated in the related agreements shall become irrevocable and irreversible document, and shall bind upon the parties and their heirs and successors.

7.4. SELLERS shall guarantee the full ownership of the shares, the disposal of which is hereby said, rendering the present instrument always good, steady and valuable.

7.5. Likewise, SELLERS shall be responsible for eventual debts or liabilities undertaken by DWSA prior to the Effective Date hereof, even though any assessments, receipt or suits, convictions or other forms of establishment of obligations to pay shall occur after the Effective Date.

7.6. Any claims relating to the period of time previous to the execution hereof, even when expressed subsequently, shall be exclusively borne by and at the exclusive risk of SELLERS, which shall undertake the responsibilities resulting therefrom.

8. INDEPENDENT CONTRACTOR

8.1. SELLERS and BUYER hereby declare and agree that each is engaged in an independent business and that each shall perform its obligations throughout this Agreement with the other Party as an independent contractor, except for the purposes stated in clause 3.1 (a). Each has and hereby retains the right to exercise full control of and supervision over the performance of its own obligations hereunder. Each shall be responsible for its own acts.

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9. FORCE  MAJEUR

9.1. Any failure by the Parties to carry out any of their obligations shall not be deemed a breach of this Agreement if such failure is caused by Force Majeur. For purposes of this Agreement Force Majeur shall include, inter alia, strikes, lockouts, boycotts, embargoes, governmental restrictions, wars, war-like actions, civil commotion, riots, uprising, revolutions, epidemics, fires, floods, storms, earthquakes, other natural occurrence or any other event beyond the control of such Party. The performance of the Parties' obligations shall be suspended for as long as Force Majeur continues to exist. It is understood that such Party shall take all reasonable steps to limit the effect of Force Majeur by resorting to alternative measures. If such Force Majeur continues in existence for more than six (6) months, either Party, at his option, shall have the right to terminate this Agreement. Such termination shall be without prejudice to the rights of either Party, which may have accrued up to the date of termination.

9.2. Notice in writing of Force Majeur shall be made within 15 days of its occurrence. If such notice is made later it shall have effect only concerning the preceding 15 days. A Party in default may not invoke Force Majeur, occurring subsequent to such default as an excuse therefore.

10. WARRANTIES

10.1. For the purposes of this Agreement and to the extent that it may adversely affect the transactions provided for hereunder, Parties separately represent and warrant that the following Representations and Warranties are true, accurate and in no way misleading:

     (a) DWSA is a company duly organized and registered before the applicable governmental authorities, validly existing without any infringement to the Peruvian laws;

     (b) Parties have full powers, authority and legal right to enter into this Agreement, to comply with all of their obligations hereunder and to consummate the relevant transactions, except by the provided in clause 3.1.b;

     (c) No lien, charge, debt or encumbrance, of any nature whatsoever, falls on any of the assets or rights of DWSA and W3COM and which is an object hereof;

     (d) There are no material legal or administrative proceedings, of any nature whatsoever, pending against DWSA or W3COM or its shares;

     (e) DWSA authorizations are in good legal and administrative condition, and the rights resulting therefrom may be fully performed by the holder;

     (f) DWSA authorizations are free and unencumbered of any liens or encumbrances of any nature whatsoever, and may be transferred, assigned, sold or otherwise



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          disposed of, in favor of third parties,  subject to the limitations of the relevant legislation and as stated hereunder.

11. MISCELLANEOUS

Non-waiver

11.1. The failure of any party to insist upon strict adherence to any term or condition of this Agreement on any occasion shall not be considered a waiver of any right thereafter to insist upon strict adherence to that term or condition or any other term or condition of this Agreement.

Language

11.2. All documentation to be provided by SELLERS or BUYER under this Agreement as well as all notices and other communications between the parties hereunder shall be in the English language, except as required by the Peruvian government.

Assignment and Succession

11.3. This document shall be binding upon and inure to the benefit of the legal successors and assigns of all the Parties hereto or the company that SELLERS intend to incorporate.

11.4. The Parties may not, however, without the prior written agreement of the other party, whose consent shall not be unreasonably withheld in the case of a proposed assignment by a Party to its Affiliate(s), assign this Agreement, in whole or part, by contract operation of law or otherwise, or any of its rights or obligations hereunder to any third party.

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Confidentiality

11.5. BUYER and SELLERS acknowledge and agree that, from time to time, each may disclose to the other certain confidential or proprietary business information in the course of performing the transactions contemplated by this Agreement including inter alia all technical and managerial information, know-how and expertise, which under normal international trade practice are considered as trade secrets (hereinafter referred to as the "Confidential Information"). Each Party agrees to treat Confidential Information of the other Party in the same manner as it treats its own proprietary information. Neither Party shall use, disclose, make or have made any copies of the other Party's

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Confidential  Information,  in whole or in part,  except as  expressly  provided herein. The Parties acknowledge and agree that all business plans are considered Confidential Information. Notwithstanding the foregoing, neither Party shall have any obligations regarding non-use or non-disclosure of any Confidential Information which (i) is already known to the receiving Party at the time of disclosure; (ii) is or becomes part of the public domain without violation of the terms hereof; (iii) is shown by conclusive documentary evidence to have been developed independently by the receiving Party without violation of the terms hereof; (iv) is disclosed by the disclosing Party to a third party without similar restrictions on the third Party's rights or; (v) is received from a third Party without similar restrictions and without violation of this or a similar agreement.

Specific Termination

11.6. This agreement may be terminated by any of the Parties hereto in the event of any infringement of any provision hereunder or any obligation undertaken hereunder in the same terms provided in clause 11.11.

11.7. This agreement may also be terminated by any of the Parties hereto, without previous notice in case of bankruptcy, liquidation or receivership of the other party.

General Termination

11.8. Should either of the following events occur with regard to either of the Parties, the other Party may terminate this Agreement by written notice, which shall state the cause of termination and which shall be effective on the date specified in the notice:

     (a) Failure of any Party to observe any of the material terms of this Agreement, which failure continues for a period of thirty (30) days after written notice from the other Parties, or

     (b) Insolvency, bankruptcy, assignment for creditors or any other winding up, termination of the affairs or sale of assets of any Party, or

11.9. SELLERS may terminate this Agreement, in whole or in part, or any license granted hereunder, if BUYER violates or fails to perform any of its material obligations hereunder and such failure cannot be remedied or is not remedied within 10 days after written notice thereof has been sent to Buyer.

11.10. In the event of any termination Parties shall within thirty (30) days of termination return to other all copies of the all Documentation to the other.

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Severability

11.16. Should any of the provisions of this Agreement, or portions thereof, be found to be invalid by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.

12. ORDER OF PRIORITY AND MODIFICATION THE AGREEMENT

12.1. This Agreement sets forth the entire agreement and understanding between the parties regarding the subject matter hereof. None of the parties shall be bound by any term, condition or provision other than has expressly been stipulated in this Agreement. This Agreement supersedes all previous oral or written agreements and/or arrangements made between the parties concerning the subject matter hereof.

11.2. In the event of any discrepancy between any data, stipulation or provision given in any of the Items of this Agreement, on the one hand, and data, stipulation or provision given in any of the ANNEXES, on the other hand, the data stipulation or provision contained in a Item of this Agreement text shall prevail. In the event of any discrepancy between Business Plan on the one hand and this Agreement on the other, this Agreement shall prevail.

12.3. The above order or priority shall apply only to the extent that the circumstances would not give obvious reason for another assessment.

13. APPLICABLE LAW

13.1. This Agreement shall be governed, construed and enforced in accordance with the laws of the United States of America and Peru.

14. SETTLEMENT OF DISPUTES

14.1. For any disputes arising out of this Agreement, the parties consent to the personal and exclusive jurisdiction of and venue in the state and federal courts located within California

15. ANNEXES

 15.1. The following Annexes, attached hereto, are an integral part of this Agreement and are incorporated herein by reference:

                  ANNEX A           Prices and Payments - Terms and Conditions

                  ANNEX B           Licenses

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16. NOTICES

16.1. Any and all notices or information other than information or proposals of pure technical nature shall be given by any Party by prepaid mail or by telefax or courier to the other Party at the following address:

If to Buyer:                                          If to Sellers:
------------                                          --------------

Douglas Haffer                                        Jose A. de Izcue
520 Third Street, Suite 101                           Sebastian Telleria 308
Oakland, CA, USA   94607                              San Isidro, Lima 27 Peru
Phone:  1-510-839-6100                                Phone: 511 441 7994
Fax: 1-510-839-7088


16.2. The aforementioned address of the Parties may be changed at any time by giving fifteen (15) days prior notice to the other Parties in accordance with the foregoing. Either Party may also by giving fifteen (15) days prior notice to the other Parties give further specifications as to which address notice, information or proposals of various nature shall be forwarded.

In witness whereof, the Parties hereto, have executed this Agreement in two (2) identical originals by their duly authorized officers as of the Effective Date. Each Party has received one original bearing the following legally binding signatures of Buyer and Seller.

February 29, 2000

SELLERS                                      BUYER

By:  ____________________________________    By:  ______________________________

Name: ___________________________________    Name: _____________________________

Title: __________________________________    Title: ____________________________

Date: ___________________________________    Date: _____________________________


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ANNEX A

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PHASE 1                  $400,000                 $900,000 in shares
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PHASE 2                  $150,000                 $350,000 in Shares
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PHASE 3                                           $250,000 in shares
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Phase 1:  DWSA transfers all  outstanding  shares to WWWC. DWSA warrants that it is the lawful owner of 16 MHz spectrum license, channels 12, 12', 13 and 13' of 2.3 to 2.5 GHz. range for the cities of Lima and Callao within the Nation of Peru.

          In consideration for the transfer of these shares, WWWC will, immediately concurrently upon transfer of the shares, pay to DWSA $400,000 in Cash and $900,000 of WWWC restricted stock with the value of the stock based upon the price of the shares at the previous days closing price.

Phase 2: DWSA will assist WWWC in the acquisition of an additional 16MHz of licensed spectrum from the government of Peru for the cities of Lima and Callao.

          In consideration for this assistance, WWWC will, immediately within fifteen after upon the award of the license(s), pay to DWSA $150,000 in cash and $350,000 of WWWC restricted stock with the value of the stock based upon the price of the shares at the previous days close of trading. Any additional costs incurred in acquiring the above will be responsibility of WWWC.

Phase 3: DWSA will assist WWWC in the acquisition of an additional 32MHz of licensed spectrum from the government of Peru for each of 5 cities in Peru other than Lima and Callao.

          In consideration for this assistance, WWWC will, immediately upon within fifteen after the award of the license(s), pay to DWSA $250,000 of WWWC restricted stock with the value of the stock based upon the price of the shares at the previous days close of trading. Any additional costs incurred in acquiring the above will be responsibility of WWWC.

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